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CASCADE CORPORATION                                                  EXHIBIT 11.
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
Computation of Earnings Per Share
(In thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                         QUARTER ENDED OCTOBER 31
                                                         1998                                               1997
                                    -----------------------------------------------    ---------------------------------------------

                                                                         PER SHARE                                        PER SHARE
                                          INCOME          SHARES         AMOUNT           INCOME           SHARES          AMOUNT
                                        (Numerator)    (Denominator)                    (Numerator)     (Denominator)
                                    -----------------------------------------------    ---------------------------------------------
Net income                           $     6,025                                        $    6,480

Less:  preferred stock dividend             (140)                                             (143)
                                    -------------                                      ------------

BASIC EPS
Income available to
    common shareholders                    5,885            11,699      $     0.50           6,337            11,832      $    0.54
                                                                       ============                                      ===========

Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                         110             1,100                             110             1,100

Exchangeable preferred stock                  30               305                              33               330

Incentive stock options                        -                 -                               -                 -
                                    -------------    --------------                    ------------     -------------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                      $     6,025            13,104      $     0.46      $    6,480            13,262      $    0.49
                                    =============    ==============    ============    ============     =============    ===========

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                                                                      NINE MONTHS ENDED OCTOBER 31
                                                        1998                                               1997
                                    -----------------------------------------------    ---------------------------------------------

                                                                         PER SHARE                                         PER SHARE
                                         INCOME           SHARES          AMOUNT           INCOME             SHARES         AMOUNT
                                       (Numerator)     (Denominator)                     (Numerator)       (Denominator)
                                    -----------------------------------------------    ---------------------------------------------
Net income                           $    18,330                                        $   19,085

Less:  preferred stock dividend             (423)                                             (429)
                                    -------------                                      ------------

BASIC EPS
Income available to
    common shareholders                   17,907            11,801      $     1.52          18,656            11,818      $    1.58
                                                                       ============                                      ===========

Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                         330             1,100                             330               951

Exchangeable preferred stock                  93               312                              99               330

Incentive stock options                        -                 -                               -                 -
                                    -------------    --------------                    ------------     -------------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                      $    18,330            13,213      $     1.39      $   19,085            13,099      $    1.46
                                    =============    ==============    ============    ============     =============    ===========
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